Exhibit 99

[LOGO]                                                             News Release

COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway, DeWitt, N.Y. 13214

                                        For further information, please contact:
                                                              Scott A. Kingsley,
                                                   EVP & Chief Financial Officer
                                                          Office: (315) 445-3121
                                                             Fax: (315) 445-7347

            COMMUNITY BANK SYSTEM GENERATES RECORD QUARTERLY EARNINGS

              INCREASES THIRD QUARTER NET INCOME 21% YEAR OVER YEAR

      Syracuse, N.Y. - October 25, 2004 - Community Bank System, Inc. (NYSE:
CBU) generated a 21.4% increase in net income for the third quarter of 2004 as compared to the third quarter of 2003. Earnings of $37.5 million for the nine months ended September 30, 2004 were up 18.4% over the corresponding period of 2003. The increase resulted primarily from organic and acquired growth in earning asset levels and improved asset quality, despite a lower net interest margin.

Earnings Per Share - GAAP Basis. Diluted earnings per share measured in accordance with generally accepted accounting principles ("GAAP") for the third quarter of 2004 were $0.45, up 2.3% from the third quarter of 2003 and up 12.5% over the second quarter of 2004. Diluted earnings per share for the nine months ended September 30, 2004 of $1.23 improved 3.4% over the same period in 2003.

Earnings Per Share - Operating Basis. In addition to the earnings results presented above in accordance with GAAP, the company provides earnings results on a non-GAAP, or operating basis, as well. Operating earnings exclude the effects of certain items the company considers to be non-operating, including acquisition expenses, and net gains and losses from securities and debt prepayment transactions. Diluted operating earnings per share of $0.45 and $0.44 for the third quarters of 2004 and 2003, respectively, were identical to GAAP earnings. Diluted operating earnings per share for the nine months ended September 30, 2004 were $1.25, up 5.0% from $1.19 for the same 2003 period. A reconciliation of GAAP to operating-based earnings is as follows:

                                           Three Months Ended           Nine Months Ended
                                              September 30,               September 30,
                                         ---------------------       -----------------------
   (000's omitted)                        2004          2003           2004           2003
                                         ---------------------       -----------------------
   Net income                            $14,234      $ 11,729       $ 37,530       $ 31,710
   After-tax operating adjustments:
     Net securities gains                      0            (2)           (89)            (2)
     Debt prepayment costs                     0             0              0             27
     Acquisition expenses                     32           101            879            104
                                         ---------------------       -----------------------
   Net income - operating                $14,266      $ 11,828       $ 38,320       $ 31,839
                                         =====================       =======================

Sanford A. Belden, President and Chief Executive Officer, stated, "We are pleased with our third quarter operating performance, particularly our strong consumer mortgage and installment loan growth, continued favorable asset quality results, and the robust performance of our financial services businesses. In addition, during the quarter, we were selected for inclusion in the S&P SmallCap 600, and were able to reward shareholders with a 12.5% dividend increase. We also completed certain key senior management appointments."

Net interest income was $39.1 million during the quarter, up 20.0% over the prior year's third quarter of $32.5 million. This was mainly due to an $869.0 million increase in average earning assets driven by acquisitions, organic loan growth, and securities purchases. Third quarter net interest margin of 4.35% compares to 4.63% for the third quarter of 2003, and 4.49% for the second quarter of 2004. Net interest margin for the nine months ended September 30, 2004 of 4.50% declined from 4.72% in the same period of 2003. Earning asset yields were down 59 basis points year-to-date versus 2003, while cost of funds fell 36 basis points over the same time frame, resulting in net margin compression.

Loan loss provision for the quarter of $2.3 million was equal to the second quarter of 2004, and up just $0.3 million over the third quarter of 2003, despite a $482.7 million increase in average loans. Net charge-off, delinquency, and non-performing loan ratios all showed improvement over 2003's third quarter. Provision for the nine months ended September 30, 2004 of $6.7 million was 17.9% below the $8.1 million recorded in the first nine months of 2003, reflecting the favorable asset quality trends.

Non-interest income (excluding gain/loss on security and debt transactions) increased $2.4 million, to $12.2 million this quarter, from $9.8 million in the same quarter last year during which a $0.8 million impairment loss was recorded in secondary market mortgage activities. CBU's banking and financial services businesses both experienced acquired and organic growth for the third quarter and year-to-date.

Operating expenses (excluding acquisition expenses) increased from $25.0 million in the third quarter 2003 to $29.9 million in the current quarter, principally due to the additional day-to-day operating expenses from the four acquisitions completed over the past year. The efficiency ratio (excluding intangible amortization and gain/loss on security and debt transactions) improved to 50.7% for the third quarter 2004, and stood at 52.7% through September 30, 2004, compared to 53.0% for the first nine months of 2003.

The company's year-to-date effective income tax rate of 24.9% is up slightly from 24.8% through June 30, 2004, and compares to 24.0% in the same period in 2003, due principally to a lower proportion of tax-exempt income.

Financial Position

Earning assets of $3.9 billion at the end of the third quarter were up $12.5 million over the second quarter 2004, reflecting $27.0 million of organic loan growth, offset by $14.5 million of net investment purchases and maturities. Deposits declined $15.9 million, and borrowings were up $38.3 million during this same time.

Asset Quality

As of September 30, 2004, compared to a year ago, CBU has been able to improve its charge-off ratio from 0.53% to 0.29%, the non-performing loan ratio from 0.70% to 0.68%, and its delinquency ratio to 1.47% from 1.64%. The ratio of allowance for loan losses to total loans at the end of the quarter was 1.37%, consistent with the level reported since the fourth quarter of 2003. The improved asset quality profile is the result of the company's enhanced credit risk management programs and continued emphasis on disciplined underwriting standards, as well as more stable economic conditions.

Stock Repurchase

During the third quarter of 2004 the company purchased 280,713 common shares, at an aggregate cost of $6.3 million, and an average price per share of $22.62, completing the previously announced 1.4 million-share repurchase program.

S&P Small Cap Inclusion

Effective August 31, 2004, the company was formally added to the Standard & Poor's (S&P) SmallCap 600 Index, as well as S&P's GICS Regional Banks Sub-industry index.

"This is a tremendous honor for Community Bank System," Mr. Belden commented. "The S&P SmallCap 600 is one of the most widely respected of the small cap indices, and to be selected speaks highly of the strength and consistency of our performance over the long term. Our addition to this index should further augment our institutional shareholder base, providing CBU with an even broader base of shareholders who, in general, are focused on the longer-term. This typically adds greater stability to a company's stock price."

Dividend Increase

In August, the company's Board of Directors declared a 12.5% increase in the quarterly cash dividend on its common stock to $0.18 per share. This represented the company's fifth dividend increase in six years and, as of September 30, reflected an annualized dividend yield of 2.9%.

Dansville Branch Acquisition

Also in August, the company announced a definitive agreement to purchase a branch office in Dansville, N.Y. from HSBC Bank USA, N.A., subject to regulatory approval. Upon completion of the purchase, expected in early December 2004, CBU will close its current Dansville branch and consolidate all customer service activities into the larger HSBC office.

Senior Management Appointments

In September, the company announced the appointment of several key executives. Brian Donahue, previously Chief Credit Officer, was promoted to the newly created position of Chief Banking Officer with responsibility for all banking business in New York and Pennsylvania. Timothy Baker, previously Senior Operations Officer, became Director of Special Projects with responsibility to manage acquisitions and the implementation of special projects. Michael Wilson, previously Manager of Information Technology, was appointed to the newly created position of Chief Technology Officer with leadership responsibilities for technology across all lines of business. All three executives will report to Mark Tryniski, Chief Operating Officer.

J. David Clark, previously Senior Lender in the company's Southern Region of New York, succeeded Mr. Donahue as Chief Credit Officer and will report directly to him. Also reporting to Mr. Donahue are Earl Withers, in his new capacity as Director of Operations with responsibility for all areas of banking operations, and James Wears and Thomas McCullough as Presidents of New York and Pennsylvania banking, respectively.

Conference Call Scheduled

A conference call will be held with company management at 11:00 a.m. (ET) on Monday, October 25, to discuss the above results at 1-866-453-5550 (access code 9816675). An audio recording will be available one hour after the call until December 31, 2004, and may be accessed at 1-866-453-6660 (access code 152135). Investors may also listen to the call live via the Internet at: http://phx.corporate-ir.net/playerlink.zhtml?c=95653&s=wm&e=915486

This webcast will be archived on this site for one full year and may be accessed at any point during this time at no cost. This earnings release, including supporting financial tables, is available within the Investor Relations/News & Media section of the company's website at: www.communitybankna.com.

Community Bank System, Inc. (NYSE: CBU) is a registered bank holding company based in DeWitt, N.Y. CBU's wholly-owned banking subsidiary has $4.4 billion in assets and 130 customer facilities across Upstate New York, where it operates as Community Bank, N.A., and Northeastern Pennsylvania, where it operates as First Liberty Bank & Trust. For further information please visit our websites at: www.communitybankna.com or www.firstlibertybank.com.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The following factors, among others, could cause the actual results of CBU's operations to differ materially from CBU's expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. CBU does not assume any duty to update forward-looking statements.

Summary of Financial Data
(Dollars in thousands, except per share data)

--------------------------------------------------------------------------------------------------------------------------------
                                                                     Quarter Ended                       Year to Date
                                                             ------------------------------    ---------------------------------
                                                             September 30,    September 30,    September 30,      September 30,
                        Earnings                                  2004            2003              2004              2003
--------------------------------------------------------------------------------------------------------------------------------
Interest income                                                 $55,223         $ 46,676          $157,280         $ 141,966
Interest expense                                                 16,166           14,137            44,812            44,841
  Net interest income                                            39,057           32,539           112,468            97,125
Loan loss provision                                               2,300            2,029             6,650             8,102
  Net interest income after provision for loan losses            36,757           30,510           105,818            89,023
Deposit service fees                                              6,756            6,080            18,713            17,025
Other banking services                                            1,135              (37)            2,059             1,307
Trust, investment and asset management fees                       1,935            1,747             5,699             4,954
Benefit plan administration, consulting and actuarial fees        2,338            1,986             6,997             4,289
  Non-interest income before security gains & debt ext.          12,164            9,776            33,468            27,575
Security gains & debt ext.                                            0                3               145               (42)
  Total non-interest income                                      12,164            9,779            33,613            27,533
Salaries and employee benefits                                   15,638           13,225            46,197            38,243
Occupancy and equipment and furniture                             4,713            4,140            14,145            12,770
Intangible amortization                                           2,003            1,269             5,401             3,801
Other                                                             7,519            6,407            22,280            19,848
  Total recurring operating expenses                             29,873           25,041            88,023            74,662
Acquisition expenses                                                 53              165             1,434               170
  Total operating expenses                                       29,926           25,206            89,457            74,832
Income before tax                                                18,995           15,083            49,974            41,724
Income tax                                                        4,761            3,354            12,444            10,014
Net income                                                      $14,234         $ 11,729          $ 37,530         $  31,710
Basic earnings per share                                        $  0.47         $   0.45          $   1.27         $    1.22
Diluted earnings per share                                      $  0.45         $   0.44          $   1.23         $    1.19
Diluted earnings per share - operating (1)                      $  0.45         $   0.44          $   1.25         $    1.19

Summary of Financial Data
(Dollars in thousands, except per share data)

                                                             --------------------------------------------------------------------
                                                                               2004                         2003
                                                             --------------------------------------------------------------------
                                                                3rd Qtr       2nd Qtr       1st Qtr        4th Qtr       3rd Qtr
---------------------------------------------------------------------------------------------------------------------------------
Earnings
---------------------------------------------------------------------------------------------------------------------------------
Interest income                                                 $55,223       $52,136       $49,921       $ 49,163      $ 46,676
Interest expense                                                 16,166        14,679        13,967         14,460        14,137
  Net interest income                                            39,057        37,457        35,954         34,703        32,539
Provision for loan losses                                         2,300         2,300         2,050          3,093         2,029
  Net interest income after provision for loan losses            36,757        35,157        33,904         31,610        30,510
Deposit service fees                                              6,756         6,181         5,777          6,097         6,080
Other banking services                                            1,135           266           657            598           (37)
Trust, investment and asset management fees                       1,935         2,062         1,702          1,728         1,747
Benefit plan administration, consulting and actuarial fees        2,338         2,275         2,384          1,931         1,986
  Non-interest income before security gains & debt ext.          12,164        10,784        10,520         10,354         9,776
Security gains & debt ext.                                            0           135            10         (2,656)            3
  Total non-interest income                                      12,164        10,919        10,530          7,698         9,779
Salaries and employee benefits                                   15,638        15,392        15,167         14,921        13,225
Occupancy and equipment and furniture                             4,713         4,650         4,782          4,355         4,140
Amortization of intangible assets                                 2,003         1,759         1,639          1,292         1,269
Other                                                             7,519         7,563         7,198          6,983         6,407
  Total recurring operating expenses                             29,873        29,364        28,786         27,551        25,041
Acquisition expenses                                                 53           411           970            328           165
  Total operating expenses                                       29,926        29,775        29,756         27,879        25,206
Income before income taxes                                       18,995        16,301        14,678         11,429        15,083
Income taxes                                                      4,761         4,160         3,523          2,759         3,354
     Net income                                                 $14,234       $12,141       $11,155       $  8,670      $ 11,729
Basic earnings per share                                        $  0.47       $  0.41       $  0.39       $   0.32      $   0.45
Diluted earnings per share                                      $  0.45       $  0.40       $  0.38       $   0.31      $   0.44
Diluted earnings per share - operating (1)                      $  0.45       $  0.40       $  0.40       $   0.37      $   0.44
---------------------------------------------------------------------------------------------------------------------------------
Profitability
---------------------------------------------------------------------------------------------------------------------------------
Return on assets                                                   1.29%         1.18%         1.17%          0.93%         1.35%
Return on equity                                                  12.53%        11.34%        10.92%          9.51%        13.83%
Non-interest income/operating income (FTE) (2)                     22.1%         20.8%         21.1%          21.5%         21.6%
Efficiency ratio (3)                                               50.7%         53.2%         54.5%          54.5%         52.4%
---------------------------------------------------------------------------------------------------------------------------------
Components of Net Interest Margin (FTE)
---------------------------------------------------------------------------------------------------------------------------------
Loan yield                                                         5.95%         6.04%         6.21%          6.35%         6.55%
Investment yield                                                   6.06%         6.19%         6.53%          6.34%         6.34%
Earning asset yield                                                6.00%         6.10%         6.33%          6.35%         6.47%
Interest bearing deposit rate                                      1.45%         1.48%         1.56%          1.63%         1.72%
Short-term borrowing rate                                          1.67%         1.23%         1.27%          1.25%         1.22%
Long-term borrowing rate                                           4.88%         5.22%         6.26%          6.18%         6.17%
Cost of all interest bearing funds                                 1.94%         1.90%         1.97%          2.07%         2.19%
Cost of funds (includes DDA)                                       1.65%         1.61%         1.66%          1.75%         1.84%
Net interest margin (FTE)                                          4.35%         4.49%         4.67%          4.59%         4.63%
Fully tax-equivalent adjustment                                 $ 3,793       $ 3,626       $ 3,335       $  3,141      $  3,009

                                                            --------------------------------------------------------------------
                                                                              2004                        2003
                                                            --------------------------------------------------------------------
                                                               3rd Qtr       2nd Qtr       1st Qtr       4th Qtr       3rd Qtr
--------------------------------------------------------------------------------------------------------------------------------
Average Balances
--------------------------------------------------------------------------------------------------------------------------------
Loans                                                        $2,362,596    $2,222,827    $2,111,388    $2,017,817    $1,879,858
Taxable investment securities                                 1,006,893       949,099       817,503       834,221       764,931
Non-taxable investment securities                               546,395       506,950       452,935       417,893       402,105
  Total interest-earning assets                               3,915,884     3,678,876     3,381,826     3,269,931     3,046,894
Total assets                                                  4,398,260     4,145,955     3,841,103     3,695,233     3,437,016
Interest-bearing deposits                                     2,363,032     2,320,030     2,227,978     2,141,724     2,059,840
Short-term borrowings                                           512,074       416,767       356,163       336,250       207,925
Long-term borrowings                                            439,423       376,350       270,479       294,728       295,509
  Total interest-bearing liabilities                          3,314,529     3,113,147     2,854,620     2,772,702     2,563,274
Shareholders' equity                                         $  451,799    $  430,660    $  410,816    $  361,525    $  336,572
--------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Data
--------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                    $  122,329    $  101,410    $   79,373    $  103,923    $  117,190
Investment securities                                         1,604,968     1,584,353     1,347,590     1,329,534     1,292,685
Loans:
  Consumer mortgage                                             793,120       780,550       743,699       739,593       606,312
  Business lending                                              847,844       853,034       673,812       689,436       630,886
  Consumer direct and indirect                                  732,787       713,151       687,904       699,480       687,055
     Total loans                                              2,373,751     2,346,735     2,105,415     2,128,509     1,924,253
Allowance for loan losses                                        32,609        32,040        28,821        29,095        27,117
Intangible assets                                               228,744       230,783       194,820       196,111       140,146
Other assets                                                    127,371       126,513       124,259       126,415       121,666
     Total assets                                             4,424,554     4,357,754     3,822,636     3,855,397     3,568,823
Deposits                                                      2,919,088     2,934,933     2,740,933     2,725,488     2,553,454
Borrowings                                                      891,154       852,850       512,072       587,396       533,630
Subordinated debt held by unconsolidated subsidiary trusts       80,432        80,418        80,404        80,390        80,376
Other liabilities                                                66,679        48,156        66,204        57,295        59,601
  Total liabilities                                           3,957,353     3,916,357     3,399,613     3,450,569     3,227,061
Shareholders' equity                                            467,201       441,397       423,023       404,828       341,762
  Total liabilities and shareholders' equity                  4,424,554     4,357,754     3,822,636     3,855,397     3,568,823
Assets under management or administration                    $1,943,423    $1,927,069    $1,854,627    $1,797,941    $1,591,193
--------------------------------------------------------------------------------------------------------------------------------
Capital
--------------------------------------------------------------------------------------------------------------------------------
Tier 1 leverage ratio                                              6.76%         6.98%         7.22%         7.26%         7.40%
Tangible equity / tangible assets                                  5.68%         5.10%         6.29%         5.70%         5.88%
Accumulated other comprehensive income                       $   38,000    $   16,287    $   47,584    $   35,958    $   39,582
Diluted weighted average common shares outstanding               31,545        30,670        29,557        28,013        26,816
Period end common shares outstanding                             30,554        30,617        28,560        28,330        25,921
Cash dividends declared per common share                     $     0.18    $     0.16    $     0.16    $     0.16    $     0.16
Book value                                                        15.29         14.42         14.81         14.29         13.18
Tangible book value                                                7.80          6.88          7.99          7.37          7.78
Common stock price (end of period)                                25.13         22.79         23.14         24.50         21.96
Total shareholders return - trailing 12 months                     17.6%         23.2%         51.3%         61.2%         53.2%

                                                  ------------------------------------------------------
                                                                 2004                       2003
                                                  ------------------------------------------------------
                                                    3rd Qtr    2nd Qtr    1st Qtr    4th Qtr     3rd Qtr
--------------------------------------------------------------------------------------------------------
Asset Quality
--------------------------------------------------------------------------------------------------------
Non-accrual loans                                   $13,511    $11,142    $12,499    $11,940    $10,518
Accruing loans 90+ days delinquent                    1,808      1,234      1,462      1,307      3,018
Restructured loans                                      806        856         27         28         29
  Total non-performing loans                         16,125     13,232     13,988     13,275     13,565
Other real estate owned (OREO)                          734      1,044      1,014      1,077        812
     Total non-performing assets                     16,859     14,276     15,002     14,352     14,377
Net charge-offs                                     $ 1,731    $ 1,438    $ 2,324    $ 2,744    $ 2,532
Loan loss allowance/loans outstanding                  1.37%      1.37%      1.37%      1.37%      1.41%
Non-performing loans/loans outstanding                 0.68%      0.56%      0.66%      0.62%      0.70%
Loan loss allowance/non-performing loans                202%       242%       206%       219%       200%
Net charge-offs/average loans                          0.29%      0.26%      0.44%      0.54%      0.53%
Loan loss provision/net charge-offs                     133%       160%        88%       113%        80%
Non-performing assets/loans outstanding plus OREO      0.71%      0.61%      0.71%      0.67%      0.75%

(1) Operating earnings excludes the effects of certain items the Company considers to be non-operating, including acquisition expenses, the results of securities transactions and debt restructuring activities.

(2) Excludes results of securities transactions and debt restructuring activities.

(3) Excludes intangible amortization, acquisition expenses, results of securities transactions and debt restructuring activities.